BY-LAWS
OF
ALPINE AUTO BROKERS, INC.

TABLE OF CONTENTS

ARTICLE I. OFFICES 1

ARTICLE II. SHAREHOLDERS 1
Annual Meeting 1
Special Meeting 2
Place of Meeting 2
Notice of Meeting 2
Closing of Transfer Books or Fixing of Record Date 2
Voting Lists 3
Quorum 3
Proxies 4
Voting of Shares 4
Voting of Shares by Certain Holders 4
Informal Action by Shareholders 5

ARTICLE III. BOARD OF DIRECTORS 5
Elimination of Officers' and Directors' Liability 5
General Powers 6
Number, Tenure and Qualifications 6
Regular Meetings 6
Special Meetings 6
Meeting by Telephone 7
Notice 7
Quorum 7
Manner of Acting 7
Vacancies 7
Removals 8
Resignation 8
Compensation 8
Presumption of Assent 8
Chairman 9

ARTICLE IV. OFFICERS 9
Number 9
Election and Term of Office 9
Resignations 9
Removal 9
Vacancies 9
Chief Executive Officer 10
The President 10
The Vice-President 10
The Secretary 11
The Treasurer 11
Salaries 11
Other Officers 11

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS 12
Contracts 12
Loans 12
Checks Drafts, Etc. 12
Deposits 12

ARTICLE VI. INDEMNIFICATION 12
Indemnification 12

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER 12
Certificates for Shares 12
Transfer of Shares 13
Consideration for Shares 13
Registered Shareholders 13

ARTICLE VIII. FISCAL YEAR 13

ARTICLE IX. DIVIDENDS 14

ARTICLE X. CORPORATE SEAL 14

ARTICLE XI. WAIVER OF NOTICE 14

ARTICLE XII. AMENDMENTS 14

ARTICLE XIII. PROCEDURE FOR CONDUCTING MEETINGS 15

BY-LAWS
OF
ALPINE AUTO BROKERS, INC.

ARTICLE  I.  OFFICESARTICLE  I.  OFFICES

The principal office of the corporation shall be located in Salt Lake City, Utah at a place designated by the Board of Directors.  The corporation may have such other offices, either within or without Salt Lake City, Utah, as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Nevada Revised Statutes to be maintained in the State of Nevada shall be located at the same address as the corporation’s Nevada resident agent.  The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE  II.  SHAREHOLDERSARTICLE  II.  SHAREHOLDERS

Section  1.  Annual Meeting.  Unless otherwise designated by the Board of Directors, the annual meeting of the shareholders shall be held on the first Thursday in the month of May in each year, or on a date and at a time to be designated by the Chairman of the Board of Directors (or the Chief Executive Officer if there is no Chairman; or the President if there is no Chairman and no Chief Executive Officer), for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the state on which the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein or any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

Section  2. Special MeetingSpecial Meeting.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, President, the Chairman of the Board of Directors or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than ten percent (10%) of all outstanding shares of the corporation entitled to vote at the meeting.

Section  3.  Place of MeetingPlace of Meeting.  The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in Salt Lake City, Utah.

Section  4.  Notice of MeetingNotice of Meeting.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section  5.  Closing of Transfer Books or Fixing of Record DateClosing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section  6.  Voting ListsVoting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section  7.  QuorumQuorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section  8.  ProxiesProxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section  9.  Voting of SharesVoting of Shares.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, unless provided otherwise in the corporation's Articles of Incorporation.

Section  10.  Voting of Shares by Certain HoldersVoting of Shares by Certain Holders.  Shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither shares of its own stock held by the corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section  11.  Informal Action by ShareholdersInformal Action by Shareholders.

1.  Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

2. Action taken by written consent has the same effect as action taken at a meeting of shareholders and may be so described in any document.

ARTICLE  III.  BOARD OF DIRECTORSARTICLE  III.  BOARD OF DIRECTORS

Section  1.  Elimination of Officers= and Directors' LiabilityElimination of Directors' Liability.

1.  The officers and directors of the corporation are not liable to the corporation or to its shareholders for damages for any breach of fiduciary duty as a director or officer, except liability for:

(a)           acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or;

(b)           the payment of distributions in violation of Nevada Revised Statutes Section 78.300.

2.           If the Nevada Revised Statutes are amended after approval by the shareholders of this provision to authorize corporation action further eliminating or limiting the personal liability of officers and directors, then the liability of an officer or director of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended, and without the necessity for further shareholder action in respect thereof.

3.           Any repeal or modification of this provision by the shareholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

Section  2.  General Powers General Powers.  The business and affairs of the corporation shall be managed by its Board of Directors.  The Board of Directors may designate a committee or committees consisting of not less than two directors, which committee or committees shall have and may exercise all of the authority designated to it or them by the Board of Directors; but, the designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law.

Section  3.  Number, Tenure and QualificationsNumber, Tenure and Qualifications.  Except as provided herein, the number of directors of the corporation shall be not less than one (1) nor more than nine (9) as determined, from time to time, by the Board of Directors.

Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.  Directors need not be residents of the State of Nevada or shareholders of the corporation.

Section  4.  Regular MeetingsRegular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

Section  5.  Special MeetingsSpecial Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or the Chairman of the Board of Directors or by a majority of the Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

Section  6.  Meeting by TelephoneMeeting by Telephone.  Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board as committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under this section shall constitute presence in person at the meeting.

Section  7.  NoticeNotice.  Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid.  If notice be given by telegram such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any Director may waive notice of any meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section  8.  QuorumQuorum.  A majority of the number of Directors fixed by Section III.3 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section  9.  Manner of ActingManner of Acting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  Any action which may be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

Section  10.  VacanciesVacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section  11.  RemovalsRemovals.  Directors may be removed at any time without cause by vote of the shareholders holding a majority of the shares outstanding and entitled to vote.  Such vacancy shall be filled by the directors then in office, though less than a quorum, and any person so designated or appointed shall hold office until the next annual meeting or until his successor is duly elected and qualified; provided that any directorship to be filled by reason of removal by the shareholders may be filled by election by the shareholders at the meeting at which the director is removed.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section  12.  ResignationResignation.  A director may resign at any time by delivering written notification thereof to the Chief Executive Officer, President or Secretary of the corporation.  Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days after the date of its delivery, the resignation shall be deemed accepted upon the tenth day.

Section  13.  CompensationCompensation.  Directors may be paid reasonable compensation for serving on the Board of Directors of the corporation, as determined by the Board of Directors. Directors who are also officers and/or employees of the corporation may also be paid reasonable compensation for their services as officers and/or employees.

Section  14.  Presumption of AssentPresumption of Assent.  A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

Section  15.  ChairmanChairman.  The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

ARTICLE  IV.  OFFICERSARTICLE  IV.  OFFICERS

Section  1.  NumberNumber.  The officers of the corporation shall be a President, a Secretary, and a Treasurer each of whom shall be elected by the Board of Directors.  Such other officers such as the Chief Executive Officer, Chief Financial Officer, one or more Vice-Presidents, and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

Section  2.  Election and Term of OfficeElection and Term of Office.  The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section  3.  ResignationsResignations.  Any corporate officer may resign at any time by delivering a written resignation either to the Chief Executive Officer or to the corporate Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section  4.  RemovalRemoval.  Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but any such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section  5.  VacanciesVacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section  6.  The Chief Executive OfficerThe Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall when present, preside at all meetings of the shareholders and of the Board of Directors, unless the Directors have designated a Chairman in accordance with Section III.15 of these By-Laws.

He may sign, with the President, Vice President, Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section  7.  The PresidentThe President.  During periods of time when the corporation has no designated Chief Executive Officer, the President shall have all of the authority to act in that office and the President shall be considered to be the Chief Executive Officer of the Corporation.  Also, in the event of the Chief Executive Officer's death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  The President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

Section  8.  The Vice PresidentThe Vice President.  In the absence of the Chief Executive Officer and President or in the event of the their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President.  The Vice President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, President or by the Board of Directors.

Section  9.  The SecretaryThe Secretary.  The Secretary shall:  keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose;  see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;  be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;  keep a register of the post office address of each shareholder;  sign with the Chief Executive Officer, or President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;  have general charge of the stock transfer books of the corporation; and  in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, President or by the Board of Directors.  During periods of time when the corporation has no designated Treasurer, the Secretary shall also perform all of the duties, and the Secretary shall have all of the authority, of the office of the Treasurer.

Section  10.  The TreasurerThe Treasurer.  The Treasurer shall:  have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V.  Unless the Board of Directors designates a separate Chief Financial Officer, the Treasurer shall also serve as the corporation’s Chief Financial Officer.

Section  11.  SalariesSalaries. An officer may be paid reasonable compensation for serving as an officer of the corporation. Any officer who is also a Director or an employee of the corporation may also be paid reasonable compensation for his/her services as a Director or an employee.

Section  12.  Other OfficersOther Officers.  Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

ARTICLE  V.  CONTRACTS, LOANS, CHECKS AND DEPOSITSARTICLE  V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section  1.  ContractsContracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section  2.  LoansLoans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section  3.  Checks Drafts, Etc.Checks Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section  4.  DepositsDeposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE  VI.  INDEMNIFICATIONARTICLE  VI.  INDEMNIFICATION

Section  1.  IndemnificationIndemnification.  The corporation shall indemnify its directors, officers, employees, fiduciaries and agents to the fullest extent permitted by the Nevada Revised Statutes or any successor statute.

ARTICLE  VII.  CERTIFICATES FOR SHARES AND THEIR TRANSFERARTICLE  VII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section  1.  Certificates for SharesCertificates for Shares.  Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the Chief Executive Officer and by the Secretary and sealed with the corporate seal or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section  2.  Transfer of SharesTransfer of Shares.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section  3.  Consideration for SharesConsideration for Shares.  The capital stock of the corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors, but in no event shall such value be less than the par value of such shares.  In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive.

Section  4.  Registered ShareholdersRegistered Shareholders.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in the shares.

ARTICLE  VIII.  FISCAL YEARARTICLE  VIII.  FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

ARTICLE  IX.  DIVIDENDSARTICLE  IX.  DIVIDENDS

The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE  X.  CORPORATE SEALARTICLE  X.  CORPORATE SEAL

The Board of Directors may in its discretion provide a corporate seal.

ARTICLE  XI.  WAIVER OF NOTICEARTICLE  XI.  WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Utah Revised Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance of a Director at any meeting of Directors shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE  XII.  AMENDMENTSARTICLE  XII.  AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted only by the Shareholders of the corporation at any regular or special meeting of the Shareholders.  Further, in the event the Shareholders enter   into a Shareholders Agreement requiring that any amendment of these By-Laws be approved by a third party, the provisions of the Shareholder Agreement must be complied with.

ARTICLE  XIII.  PROCEDURE FOR CONDUCTING MEETINGSARTICLE  XIII.  PROCEDURE FOR CONDUCTING MEETINGS

All shareholder and director meetings shall be conducted in accordance with the rules and procedures set forth in the most current edition of Roberts' Rules of Order.

A true copy adopted by the Board of Directors on the 16th  day of July, 2011.

_/s/ Jason E. Wilkinson_____
Jason E. Wilkinson  President